Exhibit 10.44
TENANT ESTOPPEL CERTIFICATE

The undersigned, Dexcom, Inc., a Delaware corporation ("Tenant"), hereby certifies to NR THE CANYONS LLC, a Delaware limited liability company, and its affiliates, successors and assigns ("Buyer") and any lenders and their successors and assigns that provide Buyer financing in connection with the Property (as defined below) as follows, with respect to that certain lease between Tenant and GC Pacific Center Court Owner, LLC, a Delaware limited liability company ("Landlord"), dated January 31, 2020, as amended by First Amendment to Lease dated November 17, 2020 between Tenant and Landlord (as amended, the "Lease") of a portion of that certain real property located at 10455 Pacific Center Court, San Diego, California (the "Property"):

1.    Schedule 1 is a complete and correct list of the Lease and all amendments or modifications thereto and the Lease and has not been amended, supplemented or changed, except pursuant to the First Amendment to Lease listed in Schedule 1 (the "First Amendment"). There are no other agreements, written or oral, affecting or relating to Tenant's lease of the leased premises described in the Lease (the "Premises") or any other portion of the Property.

2.    The Lease is in full force and effect. Tenant has accepted possession of the Premises and all conditions to be satisfied by Landlord under the Lease as of the date hereof have been satisfied, and all work to be performed by Landlord for Tenant under the Lease as of the date hereof has been performed and has been accepted by Tenant, and all tenant improvement allowances have been paid to Tenant with respect to the Lease except for (i) the $3,207,380.00 "Tenant Improvement Allowance" as defined in Section 5(a) of Exhibit B to the Lease, and modified by Section 8 of the First Amendment, (ii) the $516,000 "HVAC Allowance" for the HVAC Work (as defined in the Lease) performed by Tenant concurrently with the Tenant's Work, as described in Section 5(e) of Exhibit B to the Lease, and (iii) the $3,391,125.00 "Refurbishment Allowance" defined in Section 7(c) of the First Amendment. The Tenant Improvement Allowance and the HVAC Allowance have been requested by Tenant, but not yet disbursed by Landlord. The Refurbishment Allowance will be requested once the Refurbishment Improvements (as defined in the First Amendment) have been performed. Tenant has no disputes or claims outstanding against the Landlord, and there are no offsets due, nor payment currently due to Tenant under the Lease other than the previously requested Tenant Improvement Allowance and the HVAC Allowance.

3.    All base rent and additional rent under the Lease has been paid through May, 2021.
4.    Base rent is currently payable in the amount of $103,219.20 per month.
5.    Tenant is currently paying estimated payments of additional rent of $16,627.38 on account of real estate taxes, insurance, and common area maintenance expenses. Tenant pays its full proportionate share of real estate taxes, insurance, and common area maintenance expenses.
6.    Lease commencement date is September 1, 2020. Lease expiration date is August 31, 2028. The Expansion Premises Commencement Date (as such term is defined in Section 3(a) of the First Amendment) is January 1, 2021, and the Expansion Premises Rent Commencement Date (as such term is defined in Section 5 of the First Amendment) is July 1, 2021.
7.    Tenant has no option to extend, expand or terminate the Lease, except as follows: two (2) additional option terms of five (5) years each, and the continuous and ongoing Right of First Offer to expand into any other space in the Building pursuant to Article 36 of the Lease.

8.    Tenant's one-time right of first offer to purchase the Property set forth in Section 9 of the First Amendment described on Schedule 1 has terminated and is no longer in effect. Tenant has no options to purchase or rights of first refusal to purchase or right of first offer to purchase the Property.

9.    Landlord holds a security deposit in the amount of NONE.

10.    Tenant has not prepaid any rent.

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11.    Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises, except as follows: NONE.

12.    Neither Tenant nor, to Tenant's actual knowledge, Landlord is currently in default under the Lease and, to Tenant's actual knowledge, there is no occurrence which with the passage of time or giving of notice would result in a default by Landlord or Tenant under the Lease, except as follows: NONE.

The undersigned has executed this certificate with the knowledge and agreement that the undersigned will be bound by the statements contained herein and that they may be relied upon by Buyer, any mortgagee of the Property, and their respective successors and assigns. This certificate may be executed by electronic imaging, which shall be deemed an original signature for all purposes.

DEXCOM, INC.,
a Delaware corporation

By: /s/ Jereme Sylvain
Name: Jereme Sylvain
Title: EVP, Chief Financial Officer

Date: May 17, 2021

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Schedule 1

Lease dated January 31, 2020 between GC Pacific Center Court Owner LLC, a Delaware limited liability company, and Dexcom, Inc., a Delaware corporation

First Amendment to Lease dated November 17, 2020 between GC Pacific Center Court Owner LLC, a Delaware limited liability company, and Dexcom, Inc., a Delaware corporation

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